Exhibit 21.

  Subsidiaries of First Litchfield Financial Corporation at December 31, 2004:

                                                                Percent
                                                                Owned By
                                                                First Litchfield
                                       Incorporated In          Financial
Subsidiary                             The State of:            Corporation
----------                             -------------            -----------

The First National Bank of             Connecticut              100%
Litchfield

Lincoln Corporation                    Connecticut              100%

Litchfield Mortgage Service            Connecticut              100%
Corporation

First Litchfield Statutory Trust I     Connecticut              100%


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